EXHIBIT 99.3

THESTREET.COM INC.
Unaudited Pro Forma Combined Condensed Consolidated Financial Information
for the Year Ended December 31, 2006

Description of Acquisition or Disposition of Assets.

       On November 1, 2007, BFPC Newco LLC, a wholly owned subsidiary of TheStreet.com, Inc. (the “Company”) acquired (the “Acquisition”) 100% of the common stock of Bankers Financial Products Corporation (“Bankers”), pursuant to a Stock Purchase Agreement (the “Agreement”), among BFPC Newco LLC, and the selling stockholders (the “Sellers”).

          Bankers Financial Products Corporation , which is based in Wisconsin, using its trade name RateWatch, offers pricing information (such as certificates of deposit, IRAs, money market accounts, savings accounts, checking accounts, home mortgages, home equity loans, credit cards, and auto loans) to more than 5,600 subscribing financial institutions (including banks, credit unions, internet banks, and mortgage companies). The information is obtained from more than 50,000 financial institutions through surveys, phone calls, data feeds, and online internet searches. On August 10, 2006, Bankers organized a wholly-owned subsidiary, bankingMyway.com, LLC (“BMW”). BMW is an online search engine that leverages the data set of RateWatch, allowing customers to perform searches of the rate information by zip code, city, or state. BMW derives its revenue from advertising contracts with its financial institution clients and other advertisers.

          The Agreement provided for a purchase price of approximately $25.4 million, consisting of approximately $16.9 million in cash (net of $3.9 million in debt repayment) and 636,081 shares of unregistered common stock of the Company, 79,510 of which were issued to the Sellers and 556,571 of which were placed in escrow pursuant to the terms of an escrow agreement. 159,020 of the escrowed shares will be used to secure indemnity obligations until the earlier of two years from the closing date or the date of the last distribution from the escrow fund. The remaining 397,551 shares placed in escrow represent Deferred TSC Stock to be released to sellers under terms of the escrow agreement on each of the first, second and third anniversaries of the acquisition. In addition, the principal stockholder of BFPC received an option to purchase up to 175,600 shares of common stock priced at $12.577 and vesting ratably over three years.

          Pursuant to the Agreement, each of the Sellers entered into five year non-competition and non-solicitation agreements with the Company with regard to any businesses that compete to any extent with businesses conducted or proposed to be conducted by the Company or its affiliates. Two million dollars of the purchase price was allocated to such agreements.

          The Sellers provided representations, warranties and indemnities that are typical and consistent for a transaction of this size. The Agreement provides for the two year survival of such representations, with a $150,000 basket subject to a $10,000,000 cap on the Sellers’ indemnification obligations for breaches of representations and warranties.

THESTREET.COM INC.
Unaudited Pro Forma Combined Condensed Consolidated Financial Information
for the Year Ended December 31, 2006

Proforma information

The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the acquisition of Bankers Financial Products Corporation by TheStreet.com, Inc. and are based upon the historical results of Bankers Financial Products Corporation and TheStreet.com, Inc., and the preliminary estimates and assumptions have been made solely for the purposes of developing this pro forma information. The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the results of operations or combined financial position that would have been achieved had these transactions been consummated as of the dates indicated, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The unaudited pro forma combined condensed consolidated balance sheet and unaudited pro forma combined condensed consolidated statements of operations and the accompanying notes thereto should be read in conjunction with the historical financial statements of TheStreet.com Inc. and Bankers Financial Products Corporation and notes thereto.

The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 gives effect to these transactions as if such transactions had occurred on June 30, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the six month period ended June 30, 2007 and for the year ended December 31, 2006 gives effect to these transactions as if such transactions had occurred on January 1, 2007 and January 1, 2006, respectively.

The allocation of the purchase price to the assets and liabilities acquired are preliminary. Final allocations will be based on appraisal or other analyses of fair value which are currently in process.

THESTREET.COM INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2007
(in thousands)

	TheStreet	Bankers	Pro Forma Adjustments		Pro Forma
	Assets
Current assets:
Cash and cash equivalents	$49,610	$122	$(16,902)	1 (a)	$32,830
Accounts receivable, net	6,419	103	—		6,522
Other current assets	2,268	11	—		2,279
Total current assets	58,297	236	(16,902)		41,631
Fixed assets, net	4,962	822	—		5,784
Goodwill and intangible assets, net	11,464	—	28,418	1 (b)	39,882
Other assets	691	—	—		691
Total assets	$75,414	$1,058	$11,516		$87,988

	Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,479	$17	$265		$5,761
Deferred revenue	14,232	3,380	—		17,612
Current Portion of Note Payable	—	65	(65)		—
Other current liabilities	145	296	—		441
Net current liabilities of discontinued operations	222	—	—		222
Total current liabilities	20,078	3,758	200		24,036
Note payable, net of current portion	—	38	(38)		—
Capital lease, net of current portion	—	89	—		89

Total liabilities	20,078	3,885	162		24,125

Stockholders’ equity:
Common stock	344	9	(3)	1 (c), (d)	350
Additional paid-in capital	198,140	92	8,429	1 (c), (d)	206,661
Treasury stock at cost	(9,033)	(115)	115	1 (c), (d)	(9,033)
Accumulated deficit	(134,115)	(2,813)	2,813	1 (c), (d)	(134,115)
Total stockholders’ equity	55,336	(2,827)	11,354		63,863
Total liabilities and stockholders’ equity	$75,414	$1,058	$11,516		$87,988

THESTREET.COM INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2007
(in thousands, except per share amounts)

	TheStreet	Bankers	Pro Forma Adjustments		Pro Forma
Revenue	$29,407	$3,145	$—		$32,552

Operating expenses:
Cost of sales	11,272	1,226	—		12,498
Sales, marketing, general and administrative	11,858	1,412	—		13,270
Depreciation and amortization	815	127	684	2 (a)	1,626

Total operating expenses	23,945	2,765	684		27,394

Income from operations	5,462	380	(684)		5,158
Interest income (expense), net	1,226	(3)	3		1,226
Net income from continuing operations before income taxes	6,688	377	(681)		6,384
Income tax expense	134	—	—		134
Net income from continuing operations	6,554	377	(681)		6,250
Loss from discontinued operations	(1)	—	—		(1)
Net income	$6,553	$377	$(681)		$6,249

Basic per share data:
Net income from continuing operations per share	$0.23				$0.22
Loss from discontinued operations per share	(0.00)				(0.00)
Basic net income per share	$0.23				$0.22

Diluted per share data:
Net income from continuing operations per share	$0.23				$0.22
Loss from discontinued operations per share	(0.00)				(0.00)
Diluted net income per share	$0.23				$0.22

Weighted average shares of common stock outstanding used in computing basic net income per share	28,185		636	2 (b)	28,821

Weighted average shares of common stock outstanding used in computing diluted net income per share	28,389		636	2 (b)	29,025

THESTREET.COM INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(in thousands, except per share amounts)

	TheStreet	Bankers	Pro Forma Adjustments		Pro Forma
Revenue	$50,889	$5,906	$—		$56,795

Operating expenses:
Cost of services	18,450	2,313	—		20,763
Sales, marketing, general and administrative	20,290	2,894	—		23,184
Depreciation and amortization	1,089	239	1,367	2 (a)	2,695

Total operating expenses	39,829	5,446	1,367		46,642

Income from operations	11,060	460	(1,367)		10,153
Interest income (expense), net	2,037	(10)	8		2,035
Other expense, net	—	(17)	—		(17)
Net income (loss) from continuing operations before income taxes	13,097	433	(1,359)		12,171
Income tax expense	261		—		261
Net income (loss) from continuing operations	12,836	433	(1,359)		11,910
Income from discontinued operations	32	—	—		32
Net income (loss)	$12,868	$433	$(1,359)		$11,942

Basic per share data:
Net income from continuing operations per share	$0.48				$0.43
Income from discontinued operations per share	0.00				0.00
Basic net income per share	$0.48				$0.43

Diluted per share data:
Net income from continuing operations per share	$0.47				$0.42
Income from discontinued operations per share	0.00				0.00
Diluted net income per share	$0.47				$0.42

Weighted average shares of common stock outstanding used in computing basic net income per share	27,014		636	2 (b)	27,650

Weighted average shares of common stock outstanding used in computing diluted net income per share	27,546		636	2 (b)	28,182

THESTREET.COM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share data)

1.	The pro forma adjustments to the unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 are as follows:

	a)	Adjustment to cash for the cash portion of the acquisition price of approximately $16,902.

	b)	Preliminary adjustment to goodwill and intangible assets, net, to reflect the excess of the fair value of the net assets acquired over the purchase price, calculated as follows:

Purchase price (including legal fees)	$25,694
Fair value of assets and liabilities:
Current assets	$236
Tangible long-term assets	822
Identifiable intangible assets	28,418
Fair value of liabilities assumed	(3,782)
Net fair value assigned to assets acquired and liabilities assumed	$25,694

•
The per share value of the common stock to be issued in connection with the acquisition was estimated as $12.577, the average closing value of the TheStreet.com Inc. common stock for the 30 business day period of September 13, 2007 through October 24, 2007 leading up to the closing date.

•
The allocation of the purchase price to the assets and liabilities acquired are preliminary. Final allocations will be based on appraisal and other analyses of fair values. The final allocation may differ from the amounts above.

•	On the actual acquisition date which took place November 1, 2007 and based on the value of net assets as of that day, the goodwill and intangible assets value was approximately $28.8 million.

c)	Adjustment to reflect the elimination of all of the historical stockholders’ equity balances of Bankers.

d)
Adjustment to the weighted average shares of common stock outstanding used in computing basic and diluted net income per share to reflect the issuance of 636,081 shares of common stock in connection with the acquisition of Bankers.

THESTREET.COM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share data)

2.
The pro forma adjustments to the unaudited pro forma combined condensed consolidated statement of operations for the six month period ended June 30, 2007 and for the year ended December 31, 2006 are as follows:

	a)	Adjustment to reflect amortization of intangible assets over the expected period of benefit.

As of June 30, 2007:

Intangible assets acquired	Amount	Amortization life
Customer relationships	$8,460	10 years
Non compete agreements	2,000	5 years
Trade name	720	Indefinite
Data Base	137	5 years
Software	470	5 years
Goodwill	16,631	indefinite
	$28,418

b)
Adjustment to the weighted average shares of common stock outstanding used in computing basic and diluted net loss per share to reflect the issuance of 636,081 shares of common stock in connection with the acquisition of Bankers.